Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Value Line, Inc. (the “Company”), for the fiscal year ended April 30, 2012 (the “Report”), I, Howard A. Brecher, Chairman & Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, as of the date hereof, to my knowledge:

1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods presented.

This Certification accompanies this Report pursuant to Section 906 of the Act and shall not, except to the extent required by such Act, be deemed to be “filed’ under the Exchange Act.  This Certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Date: July 27, 2012	By: s/ Howard A. Brecher

Howard A. Brecher
Chairman & Chief Executive Officer
(Principal Executive Officer)